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                                                                   EXHIBIT 10.15
                                                                   -------------


AMENDMENT OF THE SANTA FE PACIFIC
LONG TERM INCENTIVE STOCK PLAN

     Section VIII of the plan is amended to read as follows, effective January 1, 1995:

          The Committee may from time to time, subject to the provisions of the Plan, grant Awards of Performance Units to employees of the Company independent of or at the same time as, and in number equal to, grants of Restricted Stock.

          The Committee shall, at the time Performance Units are granted, designate certain goals for the performance of the Company and/or the employee and the Performance Period over which the goals must be achieved. Such designated goals must be achieved in order for the Participant to receive the full value of the Performance Units following the end of the Performance Period. For the achievement of results below the goals warranting full value of the Performance Units, the Committee may determine the value of the Performance Units which the Participants are entitled to receive.

          To the extent earned in accordance with this Section, all Performance Units shall be payable in cash as soon as practicable following the end of the Performance Period.

          Termination of employment prior to the end of the Performance Period for any reason including Death, Disability and Retirement shall result in the forfeiture of all outstanding Performance Units. However, in lieu of such forfeiture the Committee may determine that a Participant is entitled to receive a settlement for her Performance Units by reason of special circumstances.

     RESOLVED, that the proper officers of the Company be and each of them is hereby authorized in the name and on behalf of the Company to take or cause to be taken any and all such further action and to execute and deliver or cause to be executed and delivered all such further agreements, documents, certificates, and undertakings as in their judgment shall be necessary, appropriate or advisable to carry into effect the purpose and intent of any and all of the foregoing resolutions.



Schaumburg, Illinois
March 28, 1995